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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                           --------------------------


     As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


                                         ARTHUR ANDERSEN LLP

Denver, Colorado

September 8, 2000